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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Fidelity Greenwood Street Trust

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

245 Summer Street, Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	(I.R.S. Employer Identification No.)
Fidelity Managed Futures ETF	The Nasdaq Stock Market LLC	33-4024161

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261594 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment Nos. 23 and 25 to the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-261594 and 811-23762), as filed with the Securities and Exchange Commission on May 22, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a)	Amended and Restated Declaration of Trust, dated December 9, 2021, is incorporated herein by reference to Exhibit (a) of the Registrant’s initial registration statement.

(b)	Bylaws of the Trust, dated October 28, 2021, are incorporated herein by reference to Exhibit (b) of the initial Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on the 4th day of June 2025.

Fidelity Greenwood Street Trust

By:	/s/ Heather Bonner
Heather Bonner
President